CONVERTIBLE DEBENTURE

          THIS CONVERTIBLE DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW. THIS CONVERTIBLE DEBENTURE MAY BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND ONLY IN STRICT COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND REGULATIONS.

$100,000                                                          June  1,  2001

               FOR VALUE RECEIVED, THE FEMALE HEALTH COMPANY, a Wisconsin corporation, promises to pay to the order of LARRY FEY, at 655 N. LaGrange Road, Suite 202, Frankfort, IL 60423, the principal sum of One Hundred Thousand Dollars ($100,000) on May 30, 2004.

          The unpaid principal balance hereof shall bear interest, payable quarterly on June 30, September 30 and December 31, commencing June 30, 2001, and at maturity, computed at a rate equal to 10% per annum. If the holder elects, such interest shall be payable in shares of The Female Health Company's Common Stock, valued at a price per share equal to the average last sale price of a share of such Common Stock for the five trading days ending on the trading day prior to the interest payment date. Principal of and interest on this Convertible Debenture shall be payable in lawful money of the United States.

          All interest payable on this Convertible Debenture shall be computed for the actual number of days elapsed using a daily rate determined by dividing the annual rate by 365. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or public holiday under the laws of the State of Wisconsin, such payment may be made on the next succeeding business day, and such extension of time shall be included in the computation of interest on this Convertible Debenture.

          This Convertible Debenture is convertible into shares of The Female Health Company's Common Stock at the election of the holder hereof. To exercise that conversion right, the holder hereof must provide written notice to The Female Health Company indicating the amount of the Convertible Debenture to be converted into Common Stock, which must be done in increments of at least $50,000 of principal unless The Female Health Company agrees otherwise. The Convertible Debenture is convertible into Common Stock based on a price of $0.50 per share (the "Conversion Price").

          In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (including through a stock split, stock dividend or similar transaction), the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares (including through a reverse stock split or similar transaction), the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          This Convertible Debenture may be repaid, in whole or in part, at any time without penalty; provided, however, that before any payment, including a payment at maturity, The Female Health Company must first give the holder written notice of its intention to repay the Convertible Debenture and the holder shall have a period of ten days to decide whether to accept such payment or convert the principal and interest in accordance with the terms hereof, into Common Stock.

          If (a) any payment of principal or interest is not made within five business days after The Female Health Company is given written notice of such failure to make a required payment; or (b) The Female Health Company becomes the subject of bankruptcy or insolvency proceedings which are not dismissed within 30 days of filing, the unpaid balance of this Convertible Debenture shall, at the option of the holder and without notice, mature and become immediately payable.

                              THE  FEMALE  HEALTH  COMPANY


                              By:_________________________________________
                                 O.B.  Parrish,  Chairman  of  the  Board
                                 and  Chief  Executive  Officer

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